                                                                    EXHIBIT 99.4

RE: CITATION CORPORATION
NON-CASH ELECTION FORM

To Our Clients:

  In connection with the Proxy Statement/Prospectus dated October , 1999, (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement") describing the Agreement and Merger and Plan of Recapitalization, dated as of June 24, 1999, as amended, between Citation Corporation ("Citation") and RSJ Acquisition Co. (the "Merger Agreement"), providing for the merger of RSJ Acquisition Co. with and into Citation (the "Merger"), enclosed for your consideration and information is a Non-Cash Election Form. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  As described in and subject to conditions set forth in the Proxy Statement, and subject to the limitations described therein, record holders of shares of Citation common stock, $.01 par value per share ("Citation Common Stock"), are entitled to make an election (a "Non-Cash Election") on or prior to 5:00 p.m., New York City time, on November , 1999, to retain at least 10,000 shares of common stock of Citation ("Non-Cash Election Shares") by executing and submitting the enclosed Non-Cash Election Form. As described in and subject to conditions set forth in the Proxy Statement and the Non-Cash Election Form, record holders of shares of Citation Common Stock may revoke any Non-Cash Election prior to 5:00 p.m., New York City time, on November , 1999 by sending executed written notice to Citation's exchange agent.

  We are registered holders of Citation Common Stock held for your account. Any Non-Cash Election can be made only by us as the registered holder of such shares and only pursuant to your instructions as the beneficial owners of such shares. Accordingly, we request instructions if you wish us to exercise the Non-Cash Election for any shares of Citation Common Stock, which you are entitled to do pursuant to the terms and subject to the conditions set forth in the Proxy Statement and the Non-Cash Election Form. We urge you, however, to read these documents carefully before instructing us to exercise the Non-Cash Election Form.

  A description of the election and proration procedures is set forth in the Proxy Statement under "The Merger and Recapitalization--Merger Consideration" and "an Election Procedures." A full statement of the election and proration procedures is contained in the Merger Agreement and all Non-Cash Elections are subject to compliance with such procedures. In connection with making any Non-Cash Election, a holder of Citation Common Stock should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement under "The Merger and Recapitalization-- Federal Income Tax Consequences," and "Risk Factors--You Will Not Retain the Amount of Stock You Elect to Retain."

  AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF CITATION COMMON STOCK WILL RECEIVE NON-CASH ELECTION SHARES IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

  Holders of Citation Common Stock who do NOT wish to make a Non-Cash Election (any such holder being referred to as a "Non-Electing Holder") need not submit a Non-Cash Election Form. Each share of Citation Common Stock owned by such Non-Electing Holder will automatically be converted into the right to receive an amount equal to $17.00 in cash from Citation following the Merger.

  If you wish to have us, on your behalf, exercise the Non-Cash Election Form, with respect to at least 10,000 shares owned by you, please so instruct us by completing, executing and returning to us the letter of Instructions (the "Letter of Instructions") attached to this letter. THE ENCLOSED NON-CASH ELECTION FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU

TO EXCHANGE CITATION COMMON STOCK HELD BY US FOR OUR ACCOUNT. The Letter of Instructions should be forwarded as promptly as possible to permit us to exercise the Non-Cash Election in accordance with the procedures outlined in the Proxy Statement. If we do not receive a complete Letter of Instructions in accordance with such procedures, we will not exercise a Non-Cash Election on your behalf.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT, OR COMPLETION OF THE LETTER OF INSTRUCTIONS, SHOULD BE DIRECTED TO THE BANK OF NEW YORK AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER:
(800) 507-9357.

                             LETTER OF INSTRUCTIONS

To My Bank or Broker:

  This letter instructs you to exercise the Non-Cash Election to retain Non-Cash Election Shares in exchange for shares of common stock, $.01 par value, of Citation Corporation ("Citation Common Stock") specified below which you hold for the account of the undersigned. Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  It is understood that the Non-Cash Election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated October , 1999, relating to the Merger (including all documents incorporated therein, and as may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, as amended, and as the same may be amended from time to time, a conformed copy of which appears as Annex A to the Proxy Statement (the "Merger Agreement"), and (iii) the Non-Cash Election Form.

                                                                       Number of Shares
                                                    Total Number of    to
 Name and Address of Beneficial Owner of Citation   Shares of Citation be Retained in
 Common Stock                                       Common Stock Held  the Merger *
--------------------------------------------------------------------------------------
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------
                                               --------------------------------
                                               Total**

*The election must be for at least 10,000 shares. Any election that relates to fewer than 10,000 shares will be null and void. Unless otherwise indicated in this box, it will be assumed that all shares submitted are to be treated as having made an election to retain shares, provided that the total is at least 10,000 shares.

** Because of proration, a holder will be required to receive some cash. If a holder knows the number or numbers of such holder's certificate(s), a holder may choose to indicate in the space following this sentence the number(s) of the certificate(s) deemed to represent any shares of Citation Common Stock converted into cash. Certificate No(s):

Holders are not required to so identify certificate numbers in this space. Shares will be converted to cash from stock certificates in the order in which they have been listed. There can be no assurance that any identification of share certificate(s) will be recognized by any governmental agency or third party. In addition, no such certificate identification will operate to alter the application of the proration procedures in the Merger.

Dated:           , 1999.

                                              -------------------------------

                                              -------------------------------
                                                      (Signature(s))

                                              -------------------------------
                                                       (Account No.)

                                              -------------------------------
                                                      (Telephone No.)

RE: CITATION CORPORATION
NON-CASH ELECTION FORM

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We are enclosing herewith the materials listed below relating to the Non-Cash Election Form as described in and subject to conditions set forth in the Proxy Statement/Prospectus dated October , 1999 (including all documents attached as appendices thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement"), which describes the Agreement and Plan of Merger and Recapitalization, dated as of June 24, 1999, as amended, between Citation Corporation ("Citation") and RSJ Acquisition Co. (the "Merger Agreement") providing for, among other things, the merger of RSJ Acquisition Co. with and into Citation (the "Merger"). Capitalized terms used herein and not defined herein have the meaning specified in the Merger Agreement.

  Subject to the proration procedures described in the Proxy Statement, pursuant to the Non-Cash Election Form, record holders of shares of Citation common stock, $.01 par value per share ("Citation Common Stock"), are entitled to an election (a "Non-Cash Election") on or prior to 5:00 p.m., New York City time, on November , 1999 to retain shares of common stock of Citation ("Non-Cash Election Shares") by properly executing and submitting the enclosed Non-Cash Election Form. IN ORDER FOR AN ELECTION TO BE VALID, IT MUST RELATE TO AT LEAST 10,000 SHARES.

  Enclosed are copies of the following documents:

  1.Non-Cash Election Form for your use and for the information of your clients.

  2. A printed form of letter which may be sent to your clients for whose accounts you or your nominee hold Citation Common Stock as the registered holder with space provided for obtaining such clients' instructions with regard to any Non-Cash Election.

YOUR PROMPT ACTION IS REQUIRED, WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE PERIOD IN WHICH A NON-CASH ELECTION CAN BE MADE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER , 1999.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE NON-CASH ELECTION OR THE PROXY STATEMENT SHOULD BE DIRECTED TO THE BANK OF NEW YORK AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (800) 507-9357.

                                          Very truly yours,

                                          CITATION CORPORATION